UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT
December 7, 2021

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

☒	Filed by the registrant

□	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))Filed by a party other than the registrant

☒	Preliminary Information Statement

□	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

□	Definitive Information Statement

PAN GLOBAL, CORP.
(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
□	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of Securities to which transaction applies: _________________________________________________
2)	Aggregate number of securities to which transaction applies: __________________________________________________
3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________

4)	Proposed maximum aggregate value of transaction : ___________________________________________________
5)	Total fee paid:

☐  Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.
3) Filing Party:
4) Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

Pan Global Corp.

GENERAL INFORMATION

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of Pan Global Corp., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about November 22, 2021, the Company received written consents in lieu of a meeting of Stockholders from the majority shareholder who holds over 91% shares of voting stock of the Company, including the shares of Preferred Shares, as converted, (the “Majority Stockholders”) to authorize the Company’s Board of Directors to approve the following:

(1)	to change the name of the Company to “Flywheel Advanced Technology, Inc.” (the “Name Change”);
(2)	to change the trading symbol of the Company (the “Symbol Change”); and
(3)
to effect a 1:100 reverse split of the issued and outstanding shares of common stock so that one new share shall be issued for every one hundred shares that are issued and outstanding (the “Reverse Split”).

On November 22, 2021, the Board of Directors of the Company approved the Name Change, subject to Stockholder approval. The Majority Stockholders approved the Name Change by written consent in lieu of a meeting on November 22, 2021. The Board of Directors and the Majority Shareholder also approved the Symbol Change and the Reverse Split.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Name Change, the Symbol Change or the Reverse Split.  The Name Change, Symbol Change and Reverse Split will become effective when we file the Certificate of Amendment (the “Amendment”) with the Secretary of State of the State of Nevada twenty (20) days after the Definitive Information Statement is filed and mailed to Stockholders of Record.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the Name Change, the Symbol Change and the Reverse Split before it occurs, in accordance with the requirements of United States federal securities laws.  This Information Statement is being filed with the Securities and Exchange Commission on or about December 7, 2021, for the Company’s stockholders to review.

By:  Order of the Board of Directors

/s/ Tang Siu Fung
Name:  Tang Siu Fung
Title:  Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

RECOMMENDATION OF THE BOARD OF DIRECTORS
ACTIONS TO BE TAKEN

ACTION I - NAME CHANGE to “FLYWHEEL ADVANCED TECHNOLOGY, INC.”

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME AND SYMBOL OF THE COMPANY AND TO EFFECT A 1:100 REVERSE SPLIT

The Board of Directors has determined that since the Company intends to focus on providing consultancy services, and developing the most appropriate listing strategy for a company, and completing the listing process. In addition, the Company will provide accounting advisory services, and business strategy review services in response to the background and needs of companies. So that companies can gain the greatest benefit in their business, a change of the Company’s name will better reflect the nature of the Company’s new business direction. The company will also develop its own fintech platform or seek opportunity to merge and acquire existing technology company which focus on fintech.

Purpose of the Name Change and Symbol Change

On November 22, 2021, the Company’s Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities approved a resolution authorizing the Company to amend the Articles of Incorporation to change the Company’s name to Flywheel Advanced Technology, Inc., and to effect a 1:100 Reverse Split.  The Board believes that the Name Change better reflects the nature of the Company’s anticipated operations, and that the Reverse Split is necessary and advisable in order to ensure the Company’s financing and capital raising ability and to generally maintain its flexibility in today’s competitive and rapidly changing environment.

The Company has also requested a change in the trading symbol to better reflect the new name of the Company.

Amended Certificate of Incorporation

The Company has filed a Certificate of Amendment to the Articles of Incorporation with the State of Nevada in order to effect the Name Change, as well as the Reverse Split.

ACTION BY BOARD OF DIRECTORS AND CONSENTING
MAJORITY STOCKHOLDERS

In accordance with Section 78.315 of the Nevada Revised Statutes (the “NRS”) on November 22, 2021, by written consent, the Board adopted resolutions approving an amendment to our Articles of Incorporation, as amended to date (the “Articles of Incorporation”) to effect a Name Change, and to effect a Reverse Split of the issued and outstanding shares of common stock for the Company.

To obtain the approval of our stockholders for the Name Change, and for the Reverse Split, we could have convened a special meeting of our stockholders for the specific purpose of voting on the Name Change and the Reverse Split.  However, Section 78.320 of the NRS provides that any action that may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action.  To eliminate the costs and management time involved in holding a meeting and obtaining proxies and effect the Name Change, as well as the Reverse Split, as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the Majority Stockholders.

This Information Statement contains a brief summary of the material aspects approved by the Board and the Majority Stockholders.

INTRODUCTION

Pan Global Corp, a Nevada corporation with principal executive offices located at 123 West Nye Lane, Suite 455, Carson, Nevada 89706 (the “Company”), is providing this Information Statement to you.  We encourage you to read this entire Information Statement carefully, any exhibits attached hereto and the documents referred to in this Information Statement.  You may obtain additional information about the Company by following the instructions in “Where You Can Obtain Additional Information” below.

The Board and Majority Shareholder have authorized the Name Change from Pan Global Corporation to Flywheel Advanced Technology, Inc.   Stockholders have no rights pursuant to the NRS, the Company’s Articles of Incorporation, or the Company’s Bylaws, to exercise dissenters’ rights of appraisal with respect to the Name Change.

The Board believes the Name Change is necessary and advisable in order to more accurately describe the business the Company is engaged in.

Accordingly, it is the Board’s opinion that the Name Change will more accurately describe to our Shareholders and to the public the direction of our business.

The Reverse Split would better position the Company to attract potential business candidates, secure acquisitions and to provide our shareholders a greater potential return in their investment.

The Reverse Split will have the effect of creating newly authorized shares of our common stock. Any issuance of additional shares of our common stock would probably have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.  Any additional shares of our common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding.  Additional shares of our common stock will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of debt to equity, stock options, or other corporate purposes.  The Company does not anticipate that it would seek authorization from its stockholders for issuance of such shares, unless required by applicable law.

VOTING PROCEDURES

Pursuant to the NRS and our governing documents, the affirmative vote of the holders of a majority of the voting power of our capital stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority voting power as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no additional votes will be needed.

REGULATORY APPROVAL

The Company is not aware of any material governmental or regulatory approval required for completion of the Name Change other than compliance with the relevant federal and state securities laws and the NRS.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO

OUTSTANDING SHARES AND VOTING RIGHTS

As of the date of this Information Statement, the Company’s authorized capitalization consisted of (i) 550,000,000 shares of common stock, of which 155,155,000 shares were issued and outstanding, and (ii) 25,000,000 shares of Series A-1 preferred stock, of which (a) 10,000,000 shares are issued and outstanding.

Common Stock

Each share of the Company’s common stock entitles its holder to one vote on each matter submitted to the Company’s stockholders.  Each share of the Company’s Series A-1 Preferred Stock entitles its holder to vote equal to and counted as 162 shares for each Series A-1 Preferred Share that is issued and outstanding. However, because the Majority Stockholders has consented to the Name Change, and Reverse Split by written consent dated November 22, 2021, in lieu of a special meeting in accordance with Section 78.320 of the NRS, no other stockholder vote or consent will be solicited in connection with the Name Change.

Series A-1 Preferred Stock

The holders of the Series A-1 Preferred Stock have the right to convert each Series A-1 Preferred Stock into 162 shares of Common Stock, and have voting rights as if the Series A-1 Preferred Stock is converted.

By written consent of the Board, the Company issued 10,000,000 shares of Series A-1 Preferred Shares to Custodian Ventures, LLC, of whom was granted Custodianship of the Company.  On July 9, 2021, Custodian Ventures, LLC sold the 10,000,000 shares of Series A-1 Preferred Shares via a Share Purchase Agreement to NYJJ (Hong Kong) Limited, who subsequently sold those shares on July 13, 2021, to Tang Siu Fung, sole owner of Sparta Universal Industrial Limited.  As a result of the voting rights granted to the Series A-1 Preferred Stock, the Majority Stockholder held approximately 91% of the total voting power of all issued and outstanding voting capital stock of the Company on November 22, 2021.

As of November 15, 2021, there were issued and outstanding (i) 155,155,000 shares of Common Stock; and (ii) 10,000,000 Series A-1 Preferred Stock.

Based on the foregoing, as of November 22, 2021, the total aggregate amount of votes entitled to vote regarding the approval of the Name Change and Reverse Split was 1,775,155,000.  Pursuant to the NRS at least a majority of the voting equity of the Company, or at least 905,329,050 votes are required to approve the Name Change and Reverse Split by written consent.  The Majority Stockholders, which held the voting equivalency of approximately 1,620,000,000 votes equal to approximately 91% of the voting equity of the Company, has voted in favor of the Name Change and the Reverse Split, thereby satisfying the requirement pursuant to the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the holder of Series A-1 Preferred Stock, the number of shares of Series A-1 Preferred Stock held by such holder, the total number of votes that such holder voted in favor of the Name Change and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof:

Name of Series A-1 Voting Stockholder(1)	Number of Shares of SeriesA-1 Preferred Stock held	Number of Votes held by such Series A-1 Preferred Stock Stockholder	Number of Votes that Voted in favor of the Name Change	Percentage of the Voting Equity that Voted in favor of the Name Change
Sparta Universal Industrial Limited	10,000,000	1,620,000,000	1,620,000,000	91%

(1) Tang Siu Fung is the owner/operator of Sparta Universal Industrial Limited and is the President, Chief Executive Officer, and Director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class of Voting Power

Brookstone Partners LLC Henville Building Prince Charles Street Charleston, St Kitts & Nevis Beneficial Owner: UNKNOWN	80,100,000	51.626%

Bharat Vasandani 123 W Nye Lane, Suite 455 Carson, NV 89705	30,000,000	19.336%

(1) For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of a given date (a) which such person has the right to acquire within 60 days after such date, (b) over which such person has voting power or (c) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

DISSENTER’S RIGHTS

The Stockholders have no right under Nevada Corporate Law, the Company’s Articles of Incorporation consistent with above, or Bylaws to dissent from any of the provisions adopted in the Amendment.

Exchange Act Registration

We will continue to be subject to the periodic reporting requirements of the Exchange Act.  Our common stock is, currently, registered pursuant to Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements.  The Name Change will not affect the registration of our common stock pursuant to the Exchange Act.

Accounting Consequences

There will be no accounting consequences to our stock upon the effect of our Name Change.

No Going Private Transaction

The Board does not intend for the Name Change or Reverse Split to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 promulgated pursuant to the Exchange Act.

EFFECTIVE DATE AND EFFECTS OF THE NAME CHANGE

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the Name Change and the Reverse Split will not be effective until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders.  The Company anticipates that this Information Statement will be furnished to our stockholders on or about December 7, 2021.  Therefore, the Company anticipates that the Name Change will be effective on or about December 27, 2021, or such later date as all conditions and requirements to effectuate the Name Change are satisfied.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of the Name Change.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address.  This practice, known as “house-holding,” is designed to reduce our printing and postage costs.  However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.  You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 123 West Nye Lane, Suite 455, Carson, Nevada 89706, or by calling the Company at + (852) 6686-0563.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission.  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to PAN GLOBAL CORP. at 123 West Nye Lane, Suite 445, Carson, Nevada 89706.

FORWARD-LOOKING STATEMENTS

This Information Statement and the documents to which we refer you in this Information Statement may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Information Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters.  All forward-looking statements included in this Information Statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made.  Any and all such forward-looking statements are as of the date of this Information Statement.  We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law.  In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov.  For additional information, please see the section titled “Where You Can Obtain Additional Information” above.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.  Please carefully read this Information Statement.

By Order of the Board of Directors

December 13, 2021

/s/Tang Siu Fung
By:  Tang Siu Fung
Chief Executive Officer